DRAFT
Discussion Materials December 18, 2008

DRAFT
Table of Contents I. Situational Analysis II. Strategic Alternatives Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. Debt and equity underwriting, trading, research and sales, loan syndications agent services, and corporate finance and M&A advisory services are offered by Wachovia Capital Markets, LLC, member FINRA, NYSE and SIPC. Mezzanine capital, private equity, municipal securities trading and sales, cash management, credit, international, leasing and risk management products and services are offered by various non-broker dealer subsidiaries of Wachovia Corporation. Project Double Barrel 2

DRAFT
Strategic Alternatives in Perspective Strategic Alternatives Status Quo Renegotiate Existing Credit Agreement Eliminate Growth Compliant with debt covenants? No Capital Expenditures Use Asset Sale Proceeds to Repay Debt Yes Reduce Current Compliant with debt Distribution per covenants? No Issue Convertible Unit Security to Repay Debt Yes Compliant with debt No covenants? Issue New Equity to Repay Debt Yes Maximizes unitholder value? Merger Yes Yes Yes Restructure / Go Private Project Double Barrel 3

DRAFT

Strategic Alternatives Summary

	Description	Highlights	Considerations
Status Quo ✗	▪ Maintain current status without any changes to operations, organizational structure or capital structure.	▪ Recovery/compliance dependent on sharp increase in near term commodity price.	▪ Covenant problem requires pursuing a strategic solution. ▪ Likely no access to capital markets. ▪ Small market cap exacerbates risk.
Renegotiate Existing Credit Agreement ✗	▪ Restructure current credit agreement to provide temporary covenant relief.	▪ Preserves asset base and future upside. ▪ Minimizes investor dilution.	▪ Potential for bank group defections. ▪ Size of covenant problem. ▪ Likely onerous terms.
Use Asset Sale Proceeds to Repay Debt ✗	▪ Partially monetize existing assets and use net proceeds to repay debt.	▪ Provides proceeds relatively near term to repay bank debt.	▪ Highest quality assets would need to be sold. ▪ Limited universe of buyers. ▪ Negative impact on revolver availability reduces benefits. ▪ Remaining entity too small to remain public.
Issue Convertible Security to Repay Debt ✓	▪ Delever through the issuance of convertible security. Proceeds used to repay bank debt.	▪ Strengthens balance sheet. ▪ Preserves independence.	▪ Significant execution risk. ▪ Equity dilution. ▪ Unitholder approval needed.
Issue New Equity to Repay Debt ✓	▪ Apply net proceeds from common equity issuance to existing debt in order to comply with debt covenants.	▪ Strengthens balance sheet. ▪ Preserves independence.	▪ Significant execution risk and dilution to existing unitholders. ▪ Permanently impairs the value of HPGP's sub units and IDRs. ▪ Unitholder approval needed.
Merger ✗	▪ Combine with peer to extract synergies and potentially alleviate credit concerns.	▪ Preserves equity holder participation in future recovery. ▪ Diversification.	▪ Loss of control. ▪ Limited universe of partners.
Restructure / Go Private ✓	▪ Cease to be publicly traded entity.	▪ Avoids downside risk to unitholders associated with other alternatives. ▪ Provides immediate liquidity to equity holders. ▪ May be easier to grow as private company.	▪ Reputational risk if not perceived correctly. ▪ Litigation risk if not valued fairly. ▪ Additional equity investments needed.

Wachovia Securities

Project Double Barrel ■ 4
Situational Analysis Project Double Barrel 5

DRAFT
1-Year Price Performance – HLND and HPGP 1/25/08 – HLND and HPGP 3/19/08 – HLND and HPGP 7/25/08 – HLND and HPGP 10/24/08 – HLND and increase distributions to announce resignation of increase distributions to HPGP increase distributions $0.7950 from $0.7550 and CFO Ken Maples 4/25/08 – HLND and HPGP $0.8625 from $0.8275 and to $0.8800 from $ 0.8625 $0.2550 from $0.2300, increase distributions to $0.3050 from $0.2800, and $0.3175 from respectively $0.8275 from $0.7950 and respectively $ 0.3050, respectively $0.2800 from $0.2550, 2/21/08 – HLND respectively 8/7/08 – HLND and $60 and HPGP report HPGP report Second- Fourth-Quarter 2007 5/8/08 – HLND and Quarter 2008 results 11/6/08 – HLND results HPGP report First- and HPGP report Quarter 2008 results Third-Quarter 2008 10/23/08 – HLND and results HPGP receive $12.1 million $50 from SemCrude bankruptcy proceedings 11/18/08 – HLND and HPGP announce $40 fiscal year 2009 guidance estimates $30 $20 $10 $ 6.50 $ 2.77 $0 12/13/07 12/11/07 2/27/08 5/12/08 7/23/08 10/2/08 12/12/08 Source: FactSet, Hiland press releases HLND HPGP Project Double Barrel 6

DRAFT
HLND Price Performance HLND vs. Public Comparables — IPO to Present 250 200 Price 150 Indexed 100 50 (57%) (71%) 0 2/10/05 8/29/05 3/17/06 10/03/06 4/20/07 11/07/07 5/23/08 12/12/08 Hiland Partners, LP Gathering & Processing Index [1] HLND’s unit price had outperformed its peer group from the time of its IPO until recently HLND vs. Public Comparables — 8/31/08 to Present 120 100 80 Indexed Price 60 40 (65%) 20 (84%) 0 8/31/08 8/29/08 9/15/08 10/03/08 10/20/08 11/07/08 11/24/08 12/12/08 Hiland Partners, LP Gathering & Processing Index [1] Source: FactSet [1] Includes APL, CPNO, XTEX, DPM, EROC, EXLP, MWE, KGS, RGNC, NGLS, WES and WPZ Project Double Barrel 7

DRAFT
HPGP Price Performance Like HLND, HPGP has seen its unit price fall sharply since the end of the summer HPGP vs. Public Comparables — IPO to Present 250 200 150 Indexed Price 100 50 (73%) (84%) (91%) 0 9/20/06 1/12/07 5/10/07 9/03/07 12/28/07 4/23/08 8/15/08 12/12/08 HPGP XTXI AHD HPGP vs. Public Comparables — 8/31/08 to Present 120 100 80 Price 60 Indexed 40 20 (81%) (87%) (92%) 0 8/31/08 8/29/08 9/15/08 10/03/08 10/20/08 11/07/08 11/24/08 12/12/08 HPGP XTXI AHD Source: FactSet Project Double Barrel 8

DRAFT
Price Performance Relative to Commodities HLND, HPGP, Oil, NGLs & Natural Gas — HLND IPO to Present 350 300 250 200 150 100 (2%) (10%) (25%) 50 (71%) (85%) 0 2/10/05 11/15/05 8/23/06 6/1/07 3/11/08 12/12/08 1 HLND HPGP Oil Natural Gas NGLs HLND, HPGP, Oil, NGLs & Natural Gas — 8/31/08 to Present Both Hiland’s unit price and commodity prices have declined in recent months 120 100 80 (19%) 60 40 (55%) (67%) 20 (84%) 0 (87%) 8/31/08 9/18/08 10/6/08 10/22/08 11/7/08 11/25/08 12/12/08 HLND HPGP Oil Natural Gas NGLs [1] Source: FactSet [1]Natural Gas Liquids is a weighted average of Mont Belvieu C2, C3, nC4, iC4 and C5 Project Double Barrel 9

DRAFT
Premiums Paid Analysis and Historical Trading of HLND and HPGP Premiums Paid Analysis (All Transactions)[1] Premiums Paid Analysis (Cash Transactions)[1] U.S. Based Acquisitions U.S. Based Acquisitions January 2000 — Present January — Present One Day One Week Four Weeks One Day One Week Four Weeks Prior Prior Prior Mean 35.1% 36.2% 40.1% Mean 38.5% 39.4% 42.4% Median 26.5% 28.4% 29.6% Median 29.8% 30.0% 32.3% 25th Percentile 14.3% 15.0% 15.7% 25th Percentile 15.3% 16.5% 16.2% 75th Percentile 43.3% 45.0% 47.2% 75th Percentile 48.6% 49.6% 47.3% HLND Unit Price $ 6.50 $ 8.11 $13.80 HLND Unit Price $ 6.50 $ 8.11 $ 13.80 HLND Implied Price Per $ 8.22 $10.41 $17.89 HLND Implied Price $ 8.44 $10.54 $ 18.26 Unit at Median Per Unit at Median HPGP Unit Price $ 2.77 $ 2.78 $ 6.51 HPGP Unit Price $ 2.77 $ 2.78 $ 6.51 HPGP Implied Price Per $ 3.50 $ 3.57 $ 8.44 HPGP Implied Price $ 3.59 $ 3.61 $ 8.61 Unit at Median Per Unit at Median [1] U.S. transactions; Deal size between $50 Million and $250 Million [1] U.S. transactions; Deal size between $50 Million and $250 Million HLND 12-Month Units Traded Analysis (as of 12/12/08) HPGP 12-Month Units Traded Analysis (as of 12/12/08) 44.1% 38.1% 19.2% 15.3% 16.6% 14.4% 10.2% 9.3% 10.5% 7.7% 6.4% 5.1% 3.2% $0.00 — $ 10.00 $10.00 — $12.00 $12.00 — $ 17.00 $17.00 — $ 27.00 $27.00 — $ 37.00 $37.00 — $ 47.00 $47.00+ $0.00 — $ 3.00 $3.00 — $ 5.00 $5.00 — $ 10.00 $10.00- $16.00 $ 16.00 — $ 22.00 $22.00+ Unit Price Unit Price Premium to 12/12/08 price (100.0%) — 53.8% 53.8% — 84.6% 84.6% — 161.5% 161.5% — 315.4% 315.4% — 469.2% 469.2% — 623.1% 623.1% — 669.2% Premium to 12/12/08 price (100.0%) — 8.3% 8.3% — 80.5% 80.5% — 261.0% 261.0% — 477.6% 477.6% — 694.2% 694.2% — 928.7% % Public Float 15.3% 6.4% 7.7% 19.2% 3.2% 38.1% 10.2% % Public Float 5.1% 9.3% 10.5% 14.4% 16.6% 44.1% Cumulative % of Public Float 0.0% 21.6% 29.3% 48.5% 51.7% 89.8% 100.0% Cumulative % of Public Float 0.0% 14.4% 24.9% 39.3% 55.9% 100.0% 10-Day VWAP 30-Day VWAP 60-Day VWAP 90-Day VWAP 10-Day VWAP 30-Day VWAP 60-Day VWAP 90-Day VWAP $ 8.14 $ 12.54 $ 16.89 $19.51 $ 3.06 $5.15 $ 8.65 $11.10 Source: CapIQ Project Double Barrel 10

DRAFT

HLND Equity Research

Research Coverage		
Firm Name	**Ratings**	**Target Price**
Raymond James	Buy	$15.00
RBC	Hold	36.00
Barclays	Hold	23.00
Morgan Keegan	Sell	NA
	Average	**$24.67**
% Buy	25%	
% Hold	50%	
% Sell	25%	

"With the rapid decline in NGL and natural gas prices, and the effective collapse of the processing spreads in the early part of the 4Q/08 has dampen [sic] the outlook for the partnership. We expect to see the management team get defensive and have reduced our growth assumption and required growth capex, as we have done with other MLPs. We expect management to reduce the distribution growth rate to retain cash to fund projects internally."

- ***RBC Capital Markets (Mark Easterbrook) 11/18/08***

"LT growth prospect positive in a normalized commodity and credit market given strong partnership with a key shale producer."

- ***Barclays Capital (Richard Gross) 11/14/08***

"We believe that the commodity price environment has worsened since our downgrade of HLND two weeks ago. We are now estimating that HLND will cut its distribution to a very modest $0.20/unit or 2.8% yield (a significant discount to the 48.6% yield based on the latest distribution declaration), less than the S&P 500. Without a distribution, we do not see any compelling reason to own HLND units until definitive signs of sustained commodity price improvement."

- ***Morgan Keegan (John Edwards) 12/11/08***

Note: Excludes Wachovia Securities

WACHOVIA SECURITIES

Project Double Barrel ■ 11
Commodity Price History Commodity prices have been in a free fall since late summer, with NGL prices hit particularly hard by the impact of Hurricanes Gustav and Ike shortly after Labor Day. 5-Year Price — Crude Oil / Natural Gas / Natural Gas Liquids[1] Average Price Since Current vs. Price At 1/1/2004 1/1/2006 8/31/2008 11/18/2008 1/1/2008 8/31/2008 11/18/2008 Crude Oil $67.58 $80.25 $73.46 $47.64 (52.0%) (57.1%) (5.6%) NGLs $42.17 $48.54 $39.54 $23.95 (65.5%) (66.5%) (15.3%) Natural Gas $7.40 $7.48 $ 6.74 $ 6.59 (29.4%) (27.8%) (17.6%) $225 $ 16 / Bbl) Natural $200 $ 14 $ $175 $ 12 $150 $ 10 $125 $7.91/MMBtu Gas Price ( Oil & NGL Price ( $ 8 $ $100 Crude / $74.54/Bbl MMBtu) $ 6 $75 $30.29/Bbl $ 4 $50 $25 $ 2 $0 $ 0 1/1/04 12/31/04 12/31/05 12/31/06 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 12/31/12 12/31/13 Crude Oil Natural Gas Natural Gas Liquids Crude Oil Strip Natural Gas Strip Natural Gas Liquids Strip Source: Historical data from Bloomberg; forward strip prices from Wachovia Commodities [1]Natural Gas Liquids is a weighted average of Mont Belvieu C2, C3, nC4, iC4 and C5 Project Double Barrel 12

DRAFT
NGL-to-Crude Relationship History The severe price deterioration in NGLs is evident in the deviation from the historical NGL-to-crude ratio. 5-Year NGL-to-Crude Ratio [1] 100% Average Since 2004-2007 1/1/2004 Last 2 Years LTM 8/31/2008 90% 65.8% 63.7% 60.8% 55.8% 48.6% 80% 70% 49% 54% 60% 50% 41% 40% 30% 20% 10% 0% 1/1/04 12/24/04 12/23/05 12/22/06 12/21/07 12/19/08 12/18/09 12/17/10 12/16/11 12/14/12 12/13/13 NGL to Crude Ratio NGL to Crude Ratio — Strip NGL- to Crude Ratio - Hiland Projections Source: Historical data from Bloomberg; forward strip prices from Wachovia Commodities; Hiland projections based on NGL to Crude ratios provided by Management and using crude strip prices from Wachovia Commodities [1] Natural Gas Liquids is a weighted average of Mont Belvieu C2, C3, nC4, iC4 and C5 Project Double Barrel 13

DRAFT
Hiland Capitalization HLND HPGP Total Current unit price (as of 12/12/08) $ 6.50 $ 2.77 Equity Market Capitalization $ 62.0 $ 59.9 $121.8 Net debt 255.1 0.3 255.4 Enterprise Value 317.1 60.1 377.2 Hiland Partners, LP Capitalization Table (in Millions) 9/30/08 12/31/08 Est.[1] Cash $ 12.1 $ 11.0 Debt Credit Facility 262.1 263.8 Capital Lease Obligations 5.2 4.6 Total Debt 267.3 268.3 Partners’ Equity 139.0 127.9 Total Capitalization 406.3 396.3 LTM EBITDA 70.8 68.0 Credit Statistics Debt / LTM EBITDA 3.77x 3.95x Debt / Total Capitalization 65.8% 67.7% [1] Based on HLND’s management guidance HLND is expected to end the year only slightly within its key debt / EBITDA covenant Project Double Barrel 14

DRAFT
Hiland EBITDA Price Sensitivity 2009 EBITDA Price Sensitivity to Commodity Prices $ 70 $ 68.2 $ 61.3 $58.9 $ 60 $49.5 $ 50 Millions) $40.2 $ 40 in $ $30.9 ( $ 30 EBITDA $ 21.5 $ 20 $ 10 $0 2009 Commodity Prices: -50% -25% Strip[1] +25% +50% +75% Crude Oil $ 27.91 $41.86 $55.82 $69.77 $83.73 $97.68 Natural Gas 3.00 4.50 6.00 7.50 9.00 10.50 NGLs 0.33 0.49 0.66 0.82 0.99 1.15 To maintain the MQD and achieve covenant compliance, Hiland requires a 2009E EBITDA of $61.3 million, or 52.5% greater than projected at current strip prices 2009 EBITDA EBITDA to Meet 4.0x Debt/EBITDA Covenant at 12/31/09 Note: Assumes payment of minimum quarterly distributions, with remainder of cash flow used to reduce debt. Differentials held at a constant percent of natural gas strip prices [1]Strip prices as of December 12, 2008 per Wachovia Commodities Project Double Barrel 15

DRAFT
Status Quo Commentary Status Quo Projections XA032 Based on management’s operating 2009 Quarterly Projections Annual Projections projections and commodity strip prices as ($ in millions, except per unit amounts) 1Q 2009 2Q 2009 3Q 2009 4Q 2009 2009 2010 2011 2012 2013 of December 12, 2008, HLND is projected Commodity Prices (as of 12/12/08) SUP 1 /SUP NYMEX Natural Gas $ 5.54 $ 5.73 $ 6.04 $ 6.69 $ 6.00 $ 7.18 $ 7.49 $ 7.49 $ 7.50 to be in violation of its debt covenants NYMEX Crude Oil $ 51.84 $ 55.22 $ 57.19 $ 59.03 $ 55.82 $ 63.53 $ 68.64 $ 71.55 $ 73.66 beginning in 1Q 2009. Conway Basket Average $ 0.605 $ 0.610 $ 0.637 $ 0.669 $ 0.630 $ 0.707 $ 0.987 $ 1.029 $ 1.059 XA032 Mt. Belvieu Basket Average $ 0.651 $ 0.672 $ 0.698 $ 0.726 $ 0.687 $ 0.772 $ 1.050 $ 1.094 $ 1.127 Distribution coverage for 2009 based on CIG Differential ($ 1.791) ($ 1.851) ($ 1.953) ($ 2.162) ($ 1.940) ($ 2.322) ($ 2.422) ($ 2.421) ($ 2.423) meeting MQD. PEPL Differential ($ 0.930) ($ 0.962) ($ 1.015) ($ 1.123) ($ 1.007) ($ 1.206) ($ 1.258) ($ 1.257) ($ 1.259) XA032 Centerpoint Differential ($ 0.865) ($ 0.894) ($ 0.944) ($ 1.044) ($ 0.937) ($ 1.122) ($ 1.170) ($ 1.169) ($ 1.171) 1.2x distribution coverage OGT Differential ($ 0.847) ($ 0.876) ($ 0.924) ($ 1.023) ($ 0.918) ($ 1.099) ($ 1.146) ($ 1.145) ($ 1.147) XA032 Commodity price assumptions: Financial Results SUP 2 /SUP XA032 NYMEX natural gas and crude oil Base EBITDA $ 8.8 $ 9.7 $ 10.6 $ 11.2 $ 40.2 $ 47.8 $ 61.5 $ 64.1 $ 65.7 Growth EBITDA 0.0 0.0 0.0 0.0 0.0 1.1 3.6 3.6 3.6 prices through 2013 from Wachovia’s EBITDA $ 8.8 $ 9.7 $ 10.6 $ 11.2 $ 40.2 $ 48.8 $ 65.1 $ 67.7 $ 69.3 commodities group Maintenance Capital Expenditures (1.6) (2.2) (2.0) (1.7) (7.6) (8.5) (8.5) (8.5) (8.5) Interest Expense (3.3) (3.3) (3.3) (3.4) (13.4) (14.3) (14.5) (15.4) (16.3) XA032 NGL prices for 2009 and 2010 from Capital Lease Payments (0.1) (0.1) (0.1) (0.1) (0.4) (0.4) (0.4) (0.4) (0.4) Wachovia’s commodities group and Distributable Cash Flow $ 3.7 $ 4.0 5.1 $ 6.0 $ 18.9 $ 25.7 $ 41.8 $ 43.4 $ 44.1 from 2011 through 2013 based on Convertible Security Dividend $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 historical correlations to crude oil Remaining Common Distributable Cash Flow $ 3.7 $ 4.0 5.1 $ 6.0 $ 18.9 $ 25.7 $ 41.8 $ 43.4 $ 44.1 XA032 Alternatives include: Distribution Coverage 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x Cash to be Distributed/Pay Debt $ 3.1 $ 3.4 4.2 $ 5.0 $ 15.7 $ 21.4 $ 34.8 $ 36.2 $ 36.7 XA032 Eliminate capital expenditures Average Common Units Outstanding 6.3 6.3 6.3 6.3 6.3 6.3 6.3 7.0 9.3 XA032 Decrease/eliminate equity Average Subordinated Units Outstanding 3.1 3.1 3.1 3.1 3.1 3.1 3.1 2.3 0.0 distributions Distribution Per Common Unit $ 0.45 $ 0.45 $ 0.45 $ 0.52 $ 1.87 $ 2.21 $ 3.09 $ 3.17 $ 3.20 Distribution Per Subordinated Unit $ 0.07 $ 0.1 6 $ 0.43 $ 0.52 $ 1.18 $ 2.21 $ 3.09 $ 2.38 $ 0.00 XA032 Renegotiate existing credit agreement Total Distributions Paid XA032 Repay debt with proceeds from asset Total Distributions to Common $ 2.8 $ 2.8 2.8 $ 3.3 $ 11.8 $ 13.9 $ 19.4 $ 22.3 $ 29.9 Total Distributions to Subordinated 0.2 0.5 1.3 1.6 3.6 6.8 9.5 7.3 0.0 sales Total Distributions to GP/IDRs 0.1 0.1 0.1 0.1 0.4 0.8 5.9 6.6 6.9 XA032 Raise convertible security to repay Total Distributions Paid $ 3.1 $ 3.4 4.2 $ 5.0 $ 15.7 $ 21.4 $ 34.8 $ 36.2 $ 36.7 debt Expansion Capital Expenditures $ 6.9 $ 3.9 $ 3.9 $ 3.9 $ 18.5 $ 21.5 $ 21.5 $ 21.5 $ 21.5 XA032 Equity Issuance $ 0.0 $ 0.0 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 Raise new equity to repay debt Credit Metrics XA032 Merge with another entity Debt Balance $ 274.6 $ 277.8 $ 280.8 $ 283.7 $ 283.7 $ 300.9 $ 315.5 $ 329.7 $ 343.9 XA032 Restructure existing enterprise / go Convertible Security Balance 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Total Debt/LTM EBITDA 4.59x 5.61x 6.77x 7.06x 7.06x 6.16x 4.84x 4.87x 4.97x private Covenant 4.75x 4.75x 4.75x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x Leverage Cushion / (Excess Leverage) $ 9.3 ( $42.7) ($ 83.8) ($ 122.9) ($ 122.9) ($ 105.5) ( $55.0) ( $59.0) ($ 66.9) LTM EBITDA/LTM Interest Expense 4.68x 3.81x 3.17x 3.01x 3.01x 3.42x 4.50x 4.40x 4.25x Covenant 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x Coverage Cushion / (Coverage Shortage) $ 5.6 $ 2.7 0.6 $ 0.0 $ 0.1 $ 6.0 $ 21.7 $ 21.5 $ 20.4 SUP 1 /SUP Based on commodity prices from Wachovia’s commodities group as of December 12, 2008 SUP 2 /SUP Based on HLND’s management guidance Project Double Barrel 16

DRAFT
Discontinue Growth Capital Expenditures Commentary Projections – Discontinued Growth Capital Expenditures XA032 XA032 Eliminating growth capital expenditures will not alleviate HLND’s credit concerns: XA032 XA032 Reduction of growth capital expenditures of $18.5 million in 2009 and $21.5 million per year, thereafter XA032 XA032 Reduction in EBITDA of $1.1 million in 2010 and $3.6 million per year, thereafter XA032 XA032 HLND remains in violation of its debt covenants. 2009 Quarterly Projections Annual Projections ($ in millions, except per unit amounts) 1Q 2009 2Q 2009 3Q 2009 4Q 2009 2009 2010 2011 2012 2013 Commodity Prices (as of 12/12/08) SUP 1 /SUP NYMEX Natural Gas $ 5.54 $ 5.73 $ 6.04 $ 6.69 $ 6.00 $ 7.18 $ 7.49 $ 7.49 $ 7.50 NYMEX Crude Oil $ 51.84 $ 55.22 $ 57.19 $ 59.03 $ 55.82 $ 63.53 $ 68.64 $ 71.55 $ 73.66 Conway Basket Average $ 0.605 $ 0.610 $ 0.637 $ 0.669 $ 0.630 $ 0.707 $ 0.987 $ 1.029 $ 1.059 Mt. Belvieu Basket Average $ 0.651 $ 0.672 $ 0.698 $ 0.726 $ 0.687 $ 0.772 $ 1.050 $ 1.094 $ 1.127 CIG Differential ($ 1.791) ($ 1.851) ($ 1.953) ($ 2.162) ($ 1.940) ($ 2.322) ($ 2.422) ($ 2.421) ($ 2.423) PEPL Differential ($ 0.930) ($ 0.962) ($ 1.015) ($ 1.123) ($ 1.007) ($ 1.206) ($ 1.258) ($ 1.257) ($ 1.259) Centerpoint Differential ($ 0.865) ($ 0.894) ($ 0.944) ($ 1.044) ($ 0.937) ($ 1.122) ($ 1.170) ($ 1.169) ($ 1.171) OGT Differential ($ 0.847) ($ 0.876) ($ 0.924) ($ 1.023) ($ 0.918) ($ 1.099) ($ 1.146) ($ 1.145) ($ 1.147) Financial Results SUP 2 /SUP Base EBITDA $ 8.8 $ 9.7 $ 10.6 $ 11.2 $ 40.2 $ 47.8 $ 61.5 $ 64.1 $ 65.7 Growth EBITDA 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 EBITDA $ 8.8 $ 9.7 $ 10.6 $ 11.2 $ 40.2 $ 47.8 $ 61.5 $ 64.1 $ 65.7 Maintenance Capital Expenditures (1.6) (2.2) (2.0) (1.7) (7.6) (8.5) (8.5) (8.5) (8.5) Interest Expense (3.3) (3.2) (3.2) (3.2) (12.9) (13.0) (12.2) (11.9) (11.6) Capital Lease Payments (0.1) (0.1) (0.1) (0.1) (0.4) (0.4) (0.4) (0.4) (0.4) Distributable Cash Flow $ 3.7 $ 4.1 $ 5.2 $ 6.2 $ 19.4 $ 25.9 $ 40.4 $ 43.3 $ 45.2 Convertible Security Dividend $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 Remaining Common Distributable Cash Flow $ 3.7 $ 4.1 $ 5.2 $ 6.2 $ 19.4 $ 25.9 $ 40.4 $ 43.3 $ 45.2 Distribution Coverage 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x Cash to be Distributed/Pay Debt $ 3.1 $ 3.5 $ 4.4 $ 5.2 $ 16.1 $ 21.6 $ 33.7 $ 36.1 $ 37.6 Average Common Units Outstanding 6.3 6.3 6.3 6.3 6.3 6.3 6.3 7.8 9.3 Average Subordinated Units Outstanding 3.1 3.1 3.1 3.1 3.1 3.1 3.1 1.5 0.0 Distribution Per Common Unit $ 0.45 $ 0.45 $ 0.46 $ 0.54 $ 1.90 $ 2.23 $ 3.03 $ 3.16 $ 3.25 Distribution Per Subordinated Unit $ 0.08 $ 0.18 $ 0.46 $ 0.54 $ 1.25 $ 2.23 $ 3.03 $ 1.58 $ 0.00 Total Distributions Paid Total Distributions to Common $ 2.8 $ 2.8 $ 2.9 $ 3.4 $ 11.9 $ 14.0 $ 19.1 $ 24.7 $ 30.3 Total Distributions to Subordinated 0.2 0.6 1.4 1.6 3.8 6.8 9.3 4.8 0.0 Total Distributions to GP/IDRs 0.1 0.1 0.1 0.2 0.4 0.8 5.3 6.5 7.3 Total Distributions Paid $ 3.1 $ 3.5 $ 4.4 $ 5.2 $ 16.1 $ 21.6 $ 33.7 $ 36.1 $ 37.6 Expansion Capital Expenditures $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 Equity Issuance $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 Credit Metrics Debt Balance $ 267.7 $ 267.0 $ 266.1 $ 265.1 $ 265.1 $ 260.8 $ 254.1 $ 246.8 $ 239.3 Convertible Security Balance 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Total Debt/LTM EBITDA 4.48x 5.39x 6.42x 6.60x 6.60x 5.46x 4.13x 3.85x 3.64x Covenant 4.75x 4.75x 4.75x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x Leverage Cushion / (Excess Leverage) $ 16.2 ( $31.9) ( $69.1) ($ 104.3) ($ 104.3) ($ 69.8) ( $7.9) $ 9.5 $ 23.4 LTM EBITDA/LTM Interest Expense 4.70x 3.85x 3.24x 3.12x 3.12x 3.68x 5.04x 5.38x 5.66x Covenant 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x Coverage Cushion / (Coverage Shortage) $ 5.5 $ 2.8 $ 0.8 $ 0.4 $ 1.5 $ 8.9 $ 24.9 $ 28.4 $ 30.9 SUP 1 /SUP Based on commodity prices from Wachovia’s com modities group as of December 12, 2008 SUP 2 /SUP Based on HLND’s management guidance Project Double Barrel 17

DRAFT

ELIMINATE EQUITY DISTRIBUTIONS AND GROWTH CAPITAL EXPENDITURES

Commentary

- By eliminating distributions and growth capital expenditures while in violation of debt covenants in 2009 and 2010, HLND preserves capital to repay debt.
- HLND remains in violation of its debt covenant through 2010.
- Distributions to common and subordinated unitholders resume in 1Q 2011.

Projections – Elimination of Equity Distributions

($ in millions, except per unit amounts)	2009 Quarterly Projections 1Q 2009	2Q 2009	3Q 2009	4Q 2009	Annual Projections 2009	2010	2011	2012	2013
Commodity Prices (as of 12/12/08)[1]									
NYMEX Natural Gas	$5.54	$5.73	$6.04	$6.69	$6.00	$7.18	$7.49	$7.49	$7.50
NYMEX Crude Oil	$51.84	$55.22	$57.19	$59.03	$55.82	$63.53	$68.64	$71.55	$73.66
Conway Basket Average	$0.605	$0.610	$0.637	$0.669	$0.630	$0.707	$0.987	$1.029	$1.059
Mt. Belvieu Basket Average	$0.651	$0.672	$0.698	$0.726	$0.687	$0.772	$1.050	$1.094	$1.127
CIG Differential	($1.791)	($1.851)	($1.953)	($2.162)	($1.940)	($2.322)	($2.422)	($2.421)	($2.423)
PEPL Differential	($0.930)	($0.962)	($1.015)	($1.123)	($1.007)	($1.206)	($1.258)	($1.257)	($1.259)
Centerpoint Differential	($0.865)	($0.894)	($0.944)	($1.044)	($0.937)	($1.122)	($1.170)	($1.169)	($1.171)
OGT Differential	($0.847)	($0.876)	($0.924)	($1.023)	($0.918)	($1.099)	($1.146)	($1.145)	($1.147)
Financial Results[2]									
Base EBITDA	$8.8	$9.7	$10.6	$11.2	$40.2	$47.8	$61.5	$64.1	$65.7
Growth EBITDA	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
EBITDA	$8.8	$9.7	$10.6	$11.2	$40.2	$47.8	$61.5	$64.1	$65.7
Maintenance Capital Expenditures	(1.6)	(2.2)	(2.0)	(1.7)	(7.6)	(8.5)	(8.5)	(8.5)	(8.5)
Interest Expense	(3.2)	(3.2)	(3.1)	(3.0)	(12.6)	(11.7)	(10.4)	(9.7)	(9.4)
Capital Lease Payments	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)
Distributable Cash Flow	$3.8	$4.2	$5.3	$6.4	$19.7	$27.1	$42.2	$45.5	$47.4
Convertible Security Dividend	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Remaining Common Distributable Cash Flow	$3.8	$4.2	$5.3	$6.4	$19.7	$27.1	$42.2	$45.5	$47.4
Distribution Coverage	NM	NM	NM	NM	NM	NM	1.2x	1.2x	1.2x
Cash to be Distributed/Pay Debt	$3.8	$4.2	$5.3	$6.4	$19.7	$27.1	$35.2	$37.9	$39.5
Average Common Units Outstanding	6.3	6.3	6.3	6.3	6.3	6.3	6.3	6.3	6.3
Average Subordinated Units Outstanding	3.1	3.1	3.1	3.1	3.1	3.1	3.1	3.1	3.1
Distribution Per Common Unit	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$5.40	$3.26	$3.34
Distribution Per Subordinated Unit	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.19	$3.26	$3.34
Total Distributions Paid									
Total Distributions to Common	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$33.9	$20.5	$21.0
Total Distributions to Subordinated	0.0	0.0	0.0	0.0	0.0	0.0	0.6	10.0	10.2
Total Distributions to GP/IDRs	0.0	0.0	0.0	0.0	0.0	0.0	0.7	7.5	8.2
Total Distributions Paid	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$35.2	$37.9	$39.5
Expansion Capital Expenditures	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Equity Issuance	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Credit Metrics									
Debt Balance	$264.6	$260.4	$255.0	$248.7	$248.7	$221.5	$214.5	$206.9	$199.0
Convertible Security Balance	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total Debt/LTM EBITDA	4.43x	5.26x	6.15x	6.19x	6.19x	4.64x	3.49x	3.23x	3.03x
Covenant	4.75x	4.75x	4.75x	4.00x	4.00x	4.00x	4.00x	4.00x	4.00x
Leverage Cushion / (Excess Leverage)	$19.3	($25.2)	($58.0)	($87.9)	($87.9)	($30.5)	$31.7	$49.5	$63.7
LTM EBITDA/LTM Interest Expense	4.70x	3.87x	3.29x	3.20x	3.20x	4.08x	5.92x	6.61x	7.00x
Covenant	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x
Coverage Cushion / (Coverage Shortage)	$5.5	$2.8	$0.9	$0.6	$2.5	$12.6	$30.4	$35.0	$37.5

[1] Based on commodity prices from Wachovia's commodities group as of December 12, 2008

[2] Based on HLND's management guidance

WACHOVIA SECURITIES

Project Double Barrel ■ 18
Financial Projections – Upside Case Financial Projections ($ in millions, except commodity prices) FY 2009 FY 2011 Upside Commodity Prices NYMEX Natural Gas $ 8.25 $ 8.25 $ 8.25 $ 8.25 $ 8.25 $ 8.75 $ 9.50 $ 10.00 $ 10.00 NYMEX Crude Oil 70.00 70.00 70.00 70.00 70.00 75.00 80.00 85.00 85.00 Conway Basket Average 1.007 1.007 1.007 1.007 1.007 1.079 1.150 1.222 1.222 Mt. Belvieu Basket Average 1.071 1.071 1.071 1.071 1.071 1.147 1.224 1.300 1.300 CIG Differential (2.667) (2.667) (2.667) (2.667) (2.667) (2.829) (3.071) (3.233) (3.233) PEPL Differential (1.385) (1.385) (1.385) (1.385) (1.385) (1.469) (1.595) (1.679) (1.679) Centerpoint Differential (1.288) (1.288) (1.288) (1.288) (1.288) (1.366) (1.483) (1.561) (1.561) OGT Differential (1.262) (1.262) (1.262) (1.262) (1.262) (1.338) (1.453) (1.530) (1.530) Financial Information EBITDA $ 13.7 $ 14.8 $ 15.9 $ 16.5 $ 61.0 $ 71.1 $ 73.5 $ 78.1 $ 77.1 Growth CAPEX EBITDA $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 1.1 $ 3.6 $ 3.6 $ 3.6 Adjusted EBITDA $ 13.7 $ 14.8 $ 15.9 $ 16.5 $ 61.0 $ 72.2 $ 77.1 $ 81.7 $ 80.7 Maintenance Capital Expenditures $ 1.6 $ 2.2 $ 2.0 $ 1.7 $ 7.6 $ 8.5 $ 8.5 $ 8.5 $ 8.5 Growth Capital Expenditures $ 6.9 $ 3.9 $ 3.9 $ 3.9 $ 18.5 $ 21.5 $ 21.5 $ 21.5 $ 21.5 Total Capital Expenditures $ 8.5 $ 6.1 $ 5.9 $ 5.6 $ 26.1 $ 30.0 $ 30.0 $ 30.0 $ 30.0 Source: Hiland management Project Double Barrel 19

DRAFT
Strategic Alternatives Project Double Barrel 20

DRAFT
Alternatives Summary — HLND Implied Common Unit Price $0.00 $ 6.00 $12.00 $ 18.00 $24.00 $30.00 $36.00 Strip Case Comparable Transaction Multiples $2.58 $ 11.18 7.0x — 9.0x 2009E EBITDA multiple ($40.2 MM) Public Company Valuation[1] HLND Closing Price NM $0.43 4.5x — 6.5x 2009E EBITDA multiple ($40.2 MM) @12/12/08 ($ 6.50) Convertible Security Issuance $ 6.98 $ 11.27 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Common Equity Issuance $4.94 $ 9.07 12.5% — 22.5% 2013 exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Implied TEV / 2009E EBITDA Multiple ( $40.2 MM) 6.4x 7.8x 9.2x 10.6x 12.0x 13.4x 14.8x Implied TEV / 2010E EBITDA Multiple ( $48.8 MM) 5.3x 6.4x 7.6x 8.7x 9.9x 11.0x 12.2x Upside Case Comparable Transaction Multiples $18.13 $31.18 7.0x — 9.0x 2009E EBITDA multiple ($61.0 MM) Public Company Valuation[1] $1.82 $ 14.87 4.5x — 6.5x 2009E EBITDA multiple ($61.0 MM) Convertible Security Issuance $ 9.41 $ 14.49 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Common Equity Issuance $ 6.31 $ 11.02 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Implied TEV / 2009E EBITDA Multiple ( $61.0 MM) 4.2x 5.1x 6.1x 7.0x 7.9x 8.8x 9.7x Implied TEV / 2010E EBITDA Multiple ( $72.2 MM) 3.6x 4.3x 5.1x 5.9x 6.7x 7.4x 8.2x [1] Range excludes the high and low values Project Double Barrel 21

DRAFT
Implied Common Unit Price $0.00 $ 1.00 $3.00 $4.00 $5.00 $6.00 Strip Case Public Company Valuation[1] $ 1.62 $1.74 2.5x — 11.0x 2009E GP Cash Flow multiple ($0.3 MM) Convertible Security Issuance $1.24 $1.81 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Common Equity Issuance HPGP Closing Price $0.43 $ 0.81 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate @12/12/08 ($ 2.77) (8.0x — 4.4x 2013E EBITDA exit multiple) Upside Case Public Company Valuation[1] $2.55 $ 5.81 2.5x — 11.0x 2009E GP Cash Flow multiple ($8.3 MM) Convertible Security Issuance $ 2.90 $4.27 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Common Equity Issuance 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate $1.36 $2.50 (8.0x — 4.4x 2013E EBITDA exit multiple) [1] Range excludes the high and low values Project Double Barrel 22

DRAFT

Renegotiate Existing Credit Agreement

At the currently projected Debt/EBITDA ratios of 6.0x – 7.0x based on the current strip, gaining an amendment that solves the covenant problem would be highly unlikely in today's environment

- Amending HLND's existing credit facility requires majority approval by lenders.
- The amendment process would entail a thorough, in-person business update presentation to the lenders that allows banks to do their diligence.
  - Before the meeting with all the lenders, Hiland and MidFirst together should reach out to 3-4 of its largest lenders to build support and finalize terms for the amendment request

Bank	Total Commitment	% of Total
MidFirst Bank	$41,250,000	13.8%
Bank of America	37,500,000	12.5%
Bank of Scotland	37,500,000	12.5%
Compass Bank	37,500,000	12.5%
US Bank	37,500,000	12.5%
Fortis Bank	31,200,000	10.4%
Bank of Oklahoma	30,000,000	10.0%
Wachovia	28,050,000	9.4%
Natixis	9,750,000	3.3%
Wells Fargo	9,750,000	3.3%
Total	**$300,000,000**	**100.0%**

- In today's environment, lenders would potentially allow HLND to increase its Debt/EBITDA covenant to 5.0x for up to three quarters.
  - Potential terms under an amended facility are the following:
    - L + 350 – 425 pricing grid
    - 50 – 100 bps unused commitment fee across the grid
    - 50 – 150 bps amendment fee, depending on whether HLND receives an equity infusion
    - Lenders may ask for a commitment reduction

WACHOVIA SECURITIES

Project Double Barrel ■ 23
Asset Sales Commentary Divesting of assets will not alleviate HLND’s credit concerns: $100 million proceeds used to repay debt 8.0x TEV / 2009E EBITDA divestiture valuation Percentage EBITDA reduction in 2009 drives EBITDA and maintenance capital expenditures reduction in 2010 through 2013 HLND remains in violation of its debt covenants through 2010. Distributions to common unitholders resume in 1Q 2011. YE 2009 Debt / EBITDA Multiple Sensitivity Net Asset Sale Proceeds $100.0 $115.0 $130.0 $145.0 $160.0 $175.0 EBITDA TEV / 6.0x 7.5x 7.8x 8.1x 8.5x 9.1x 9.9x 7.0x 6.8x 6.8x 6.8x 6.9x 6.9x 7.0x Assumed 8.0x 6.3x 6.2x 6.1x 6.0x 5.8x 5.6x 2009 9.0x 5.9x 5.8x 5.6x 5.4x 5.2x 4.9x 10.0x 5.7x 5.5x 5.3x 5.0x 4.7x 4.4x Projections – Asset Sales 2009 Quarterly Projections Annual Projections ($ in millions, except per unit amounts) 1Q 2009 2Q 2009 3Q 2009 4Q 2009 2009 2010 2012 2013 Pre-Transaction Financial Results[1] EBITDA $ 8.8 $ 9.7 10.6 $ 11.2 $ 40.2 $ 48.8 $ 65.1 $ 67.7 $ 69.3 Maintenance Capital Expenditures (1.6) (2.2) (2.0) (1.7) (7.6) (8.5) (8.5) (8.5) (8.5) Interest Expense (3.3) (3.3) (3.3) (3.4) (13.4) (14.3) (14.5) (15.4) (16.3) Capital Lease Payments (0.1) (0.1) (0.1) (0.1) (0.4) (0.4) (0.4) (0.4) (0.4) Distributable Cash Flow $ 3.7 $ 4.0 5.1 6.0 $ 18.9 $ 25.7 $ 41.8 $ 43.4 $ 44.1 Distribution Coverage 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x Cash to be Distributed/Pay Debt $ 3.1 $ 3.4 4.2 5.0 $ 15.7 $ 21.4 $ 34.8 $ 36.2 $ 36.7 Distribution Per Common Unit $ 0.45 $ 0.45 0.45 $ 0.52 $ 1.87 $ 2.21 $ 3.09 $ 3.17 $ 3.20 Distribution Per Subordinated Unit $ 0.07 $ 0.16 $ 0.43 $ 0.52 $ 1.18 $ 2.21 $ 3.09 $ 2.38 $ 0.00 Expansion Capital Expenditures $ 6.9 $ 3.9 3.9 3.9 $ 18.5 $ 21.5 $ 21.5 $ 21.5 $ 21.5 Credit Metrics Debt Balance $ 274.6 $ 277.8 $ 280.8 $ 283.7 $ 283.7 $ 300.9 $ 315.5 $329.7 $ 343.9 Total Debt/LTM EBITDA 4.59x 5.61x 6.77x 7.06x 7.06x 6.16x 4.84x 4.87x 4.97x Covenant 4.75x 4.75x 4.75x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x Leverage Cushion / (Excess Leverage) $ 9.3 ($ 42.7) 83.8) ($ 122.9) ($ 122.9) ($ 105.5) 55.0) ($ 59.0) ( $66.9) LTM EBITDA/LTM Interest 4.68x 3.81x 3.17x 3.01x 3.01x 3.42x 4.50x 4.40x 4.25x Covenant 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x Coverage Cushion / (Coverage Shortage) $ 5.6 $ 2.7 0.6 0.0 $ 0.1 $ 6.0 $ 21.7 $ 21.5 $ 20.4 Post-Transaction Financial Results[1] EBITDA $ 5.6 $ 6.6 $ 7.4 $ 8.1 $ 27.7 $ 34.7 $ 48.5 $ 50.2 $ 51.3 Maintenance Capital Expenditures (1.1) (1.5) (1.4) (1.2) (5.2) (5.9) (5.9) (5.9) (5.9) Interest Expense (2.7) (2.2) (2.2) (2.2) (9.2) (9.1) (8.2) (9.1) (10.0) Capital Lease Payments (0.1) (0.1) (0.1) (0.1) (0.4) (0.4) (0.4) (0.4) (0.4) Distributable Cash Flow $ 1.8 $ 2.8 $ 3.7 4.6 $ 12.9 $ 19.4 $ 34.0 $ 34.9 $ 35.1 Distribution Coverage NM NM NM NM NM NM 1.2x 1.2x 1.2x Cash to be Distributed/Pay Debt $ 1.8 $ 2.8 $ 3.7 4.6 $ 12.9 $ 19.4 $ 28.3 $ 29.1 $ 29.2 Distribution Per Common Unit $ 0.00 $ 0.00 $ 0.00 $ 0.00 $ 0.00 $ 0.00 $ 2.66 $ 2.73 $ 2.75 Distribution Per Subordinated Unit $ 0.00 $ 0.00 $ 0.00 $ 0.00 $ 0.00 $ 0.00 $ 0.00 $ 0.00 $ 0.00 Accretion/Dilution to Common Unitholder ($) ($ 0.45) ($ 0.45) 0.45) ($ 0.52) ($ 1.87) ($ 2.21) 0.44) ($ 0.43) ( $0.45) Accretion/Dilution to Common Unitholder (%) (100.0%) (100.0%) (100.0%) (100.0%) (100.0%) (100.0%) (14.1%) (13.6%) (13.9%) Accretion/Dilution to Subordinated Unitholder ($) ($ 0.07) ($ 0.16) 0.43) ($ 0.52) ($1.18) ($ 2.21) 3.09) ($ 2.38) $ 0.00 Accretion/Dilution to SubordinatedUnitholder (%) (100.0%) (100.0%) (100.0%) (100.0%) (100.0%) (100.0%) (100.0%) (100.0%) NA Expansion Capital Expenditures $ 6.9 $ 3.9 $ 3.9 $ 3.9 $ 18.5 $ 21.5 $ 21.5 $ 21.5 $ 21.5 Credit Metrics Debt Balance at Year-End $ 173.5 $ 174.5 $ 174.7 $ 174.0 $ 174.0 $ 177.1 $ 193.6 $209.8 $ 226.1 Total Debt/LTM EBITDA 3.23x 4.32x 5.98x 6.28x 6.28x 5.10x 3.99x 4.18x 4.41x Covenant 4.00x 4.75x 4.75x 4.75x 4.75x 4.00x 4.00x 4.00x 4.00x Leverage Cushion / (Excess Leverage) $ 41.6 $ 17.2 35.8) ($ 42.4) ($ 42.4) ($ 38.1) $ 0.2 ($ 9.0) ( $20.9) LTM EBITDA/LTM Interest 4.41x 3.59x 2.88x 3.00x 3.00x 3.84x 5.89x 5.52x 5.14x Covenant 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x Coverage Cushion / (Coverage Shortage) $ 3.8 $ 1.3 0.3) 0.0 $ 0.0 $ 7.6 $ 23.8 $ 22.9 $ 21.3 [1] Based on HLND’s management guidance Project Double Barrel 24

DRAFT
Convertible Security Issuance Commentary Projections – Convertible Security Issuance HLND repays debt by issuing a 4-year convertible security for $125 million at December 31, 2008. Convertible security allows for: 8% preferred dividend 7% PIK Conversion price based on 20% premium to 12/12/08 unit price $7.80 conversion price allows for a 25.0% return to preferred holders with an assumed yield of 12.5% in 2013 Security converted to 21.2 million common units in 1/1/2013. GP contributes to maintain its 2% interest HLND is in compliance with debt covenants. Convertible Security Returns Sensitivity Assumed Implied 2013 Conversion Premium 2013 Yield Unit Price 10.0% 20.0% 30.0% 7.5% $20.16 38.0% 36.0% 34.1% 10.0% $15.12 31.5% 29.6% 27.8% 12.5% $12.10 26.8% 25.0% 23.3% 15.0% $10.08 23.2% 21.5% 19.9% 17.5% $8.64 20.3% 18.6% 17.2% 20.0% $7.56 17.9% 16.3% 14.9% 2009 Quarterly Projections Annual Projections ($ in millions, except per unit amounts) 1Q 2009 2Q 2009 3Q 2009 4Q 2009 2009 2010 2011 2012 2013 Commodity Prices (as of 12/12/08)[1] NYMEX Natural Gas $ 5.54 $ 5.73 $ 6.04 $ 6.69 $ 6.00 $ 7.18 $ 7.49 $ 7.49 $ 7.50 NYMEX Crude Oil $ 51.84 $ 55.22 $ 57.19 $ 59.03 $ 55.82 $ 63.53 $ 68.64 $ 71.55 $ 73.66 Conway Basket Average $ 0.605 $ 0.610 $ 0.637 $ 0.669 $ 0.630 $ 0.707 $ 0.987 $ 1.029 $ 1.059 Mt. Belvieu Basket Average $ 0.651 $ 0.672 $ 0.698 $ 0.726 $ 0.687 $ 0.772 $ 1.050 $ 1.094 $ 1.127 CIG Differential ($ 1.791) ($ 1.851) ($ 1.953) ($ 2.162) ($ 1.940) ($ 2.322) ($ 2.422) ($ 2.421) ($ 2.423) PEPL Differential ($ 0.930) ($ 0.962) ($ 1.015) ($ 1.123) ($ 1.007) ($ 1.206) ($ 1.258) ($ 1.257) ($ 1.259) Centerpoint Differential ($ 0.865) ($ 0.894) ($ 0.944) ($ 1.044) ($ 0.937) ($ 1.122) ($ 1.170) ($ 1.169) ($ 1.171) OGT Differential ($ 0.847) ($ 0.876) ($ 0.924) ($ 1.023) ($ 0.918) ($ 1.099) ($ 1.146) ($ 1.145) ($ 1.147) Financial Results[2] Base EBITDA $ 8.8 $ 9.7 $ 10.6 $ 11.2 $ 40.2 $ 47.8 $ 61.5 $ 64.1 $ 65.7 Growth EBITDA 0.0 0.0 0.0 0.0 0.0 1.1 3.6 3.6 3.6 EBITDA $ 8.8 $ 9.7 $ 10.6 $ 11.2 $ 40.2 $ 48.8 $ 65.1 $ 67.7 $ 69.3 Maintenance Capital Expenditures (1.6) (2.2) (2.0) (1.7) (7.6) (8.5) (8.5) (8.5) (8.5) Interest Expense (1.9) (1.9) (1.9) (2.0) (7.7) (8.5) (8.2) (9.1) (9.6) Capital Lease Payments (0.1) (0.1) (0.1) (0.1) (0.4) (0.4) (0.4) (0.4) (0.4) Distributable Cash Flow $ 5.1 $ 5.5 $ 6.5 $ 7.4 $ 24.5 $ 31.4 $ 48.0 $ 49.7 $ 50.8 Convertible Security Dividend ( $2.5) ( $2.5) ( $2.6) ( $2.6) ($ 10.3) ( $11.0) ($ 11.8) ( $12.6) $ 0.0 Remaining Common Distributable Cash Flow $ 2.6 $ 2.9 $ 3.9 $ 4.8 $ 14.3 $ 20.4 $ 36.2 $ 37.1 $ 50.8 Distribution Coverage 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x Cash to be Distributed/Pay Debt $ 2.2 $ 2.4 $ 3.3 $ 4.0 $ 11.9 $ 17.0 $ 30.2 $ 30.9 $ 42.3 Average Common Units Outstanding 6.3 6.3 6.3 6.3 6.3 6.3 6.3 6.3 27.4 Average Subord inated Units Outstanding 3.1 3.1 3.1 3.1 3.1 3.1 3.1 3.1 3.1 Distribution Per Common Unit $ 0.34 $ 0.38 $ 0.51 $ 0.57 $ 1.80 $ 1.82 $ 2.85 $ 2.88 $ 1.51 Distribution Per Subordinated Unit $ 0.00 $ 0.00 $ 0.00 $ 0.11 $ 0.11 $ 1.71 $ 2.85 $ 2.88 $ 0.00 Total Distributions Paid Total Distributions to Common $ 2.2 $ 2.4 $ 3.2 $ 3.6 $ 11.3 $ 11.4 $ 17.9 $ 18.1 $ 41.5 Total Distributions to Subordinated 0.0 0.0 0.0 0.3 0.3 5.2 8.7 8.8 0.0 Total Distributions to GP/IDRs 0.0 0.0 0.1 0.1 0.2 0.3 3.6 4.0 0.8 Total Distributions Paid $ 2.2 $ 2.4 $ 3.3 $ 4.0 $ 11.9 $ 17.0 $ 30.2 $ 30.9 $ 42.3 Expansion Capital Expenditures $ 6.9 $ 3.9 $ 3.9 $ 3.9 $ 18.5 $ 21.5 $ 21.5 $ 21.5 $ 21.5 Equity Issuance $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 Credit Metrics Debt Balance $ 149.8 $ 153.2 $ 156.4 $ 159.5 $ 159.5 $ 177.6 $ 193.0 $ 208.4 $ 216.2 Convertible Security Balance 127.2 129.4 131.7 134.0 134.0 143.6 153.9 165.0 0.0 Total Debt/LTM EBITDA 2.51x 3.09x 3.77x 3.97x 3.97x 3.64x 2.96x 3.08x 3.12x Covenant 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x Leverage Cushion / (Excess Leverage) $ 89.3 $ 44.8 $ 9.5 $ 1.3 $ 1.3 $ 17.8 $ 67.4 $ 62.3 $ 60.8 LTM EBITDA/LTM Interest Expense 5.58x 5.21x 5.07x 5.22x 5.22x 5.72x 7.92x 7.48x 7.25x Covenant 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x Coverage Cushion / (Coverage Shortage) $ 4.8 $ 4.2 $ 4.0 $ 4.4 $ 17.1 $ 23.2 $ 40.5 $ 40.5 $ 40.6 [1] Based on commodity prices from Wachovia’s commodities group as of December 12, 2008 [2] Based on HLND’s management guidance Project Double Barrel 25

DRAFT

CONVERTIBLE SECURITY CASH FLOW

Convertible Security Cash Flows – Strip Case

($ in millions, except per unit amounts)

	12/31/08	1Q 2009	2Q 2009	3Q 2009	4Q 2009	2010	2011	2012	2013	Conversion
Convertible Investment	($125.0)									
Preferred Distributions		$2.5	$2.5	$2.6	$2.6	$11.0	$11.8	$12.6		
PIK Interest		$2.2	$2.2	$2.3	$2.3	$9.6	$10.3	$11.1		
LP Unit Distributions									$32.0	
Principal Balance										$165.0
Conversion Price (20.0% Premium)										$7.80
Units Issued at Conversion										21.2
2013 Common Unit Distribution										$1.51
Assumed Yield										12.5%
Projected 2013 Unit Price										$12.10
Projected Value at Conversion										$255.9
Convertible Cash Flow	($125.0)	$2.5	$2.5	$2.6	$2.6	$11.0	$11.8	$12.6	$32.0	$255.9
Return on Convertible Security										25.0%

Convertible Security Cash Flows – Upside Case

($ in millions, except per unit amounts)

	12/31/08	1Q 2009	2Q 2009	3Q 2009	4Q 2009	2010	2011	2012	2013	Conversion
Convertible Investment	($125.0)									
Preferred Distributions		$2.5	$2.5	$2.6	$2.6	$11.0	$11.8	$12.6		
PIK Interest		$2.2	$2.2	$2.3	$2.3	$9.6	$10.3	$11.1		
LP Unit Distributions									$36.1	
Principal Balance										$165.0
Conversion Price (20.0% Premium)										$7.80
Units Issued at Conversion										21.2
2013 Common Unit Distribution										$1.71
Assumed Yield										12.5%
Projected 2013 Unit Price										$13.66
Projected Value at Conversion										$289.0
Convertible Cash Flow	($125.0)	$2.5	$2.5	$2.6	$2.6	$11.0	$11.8	$12.6	$36.1	$289.0
Return on Convertible Security										27.8%

WACHOVIA SECURITIES

Project Double Barrel ■ 26
Convertible Security Issuance – HLND Unit DCF Analysis HLND Common Unit DCF – Strip Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $1.80 $1.82 $2.85 $2.88 $ 1.51 Assumed Yield 12.5% Implied Future Unit Price $12.10 Discounted Cash Flow [1] $9.70 $1.44 $1.16 $1.46 $1.18 $ 4.46 [1] Based on a 25.0% discount rate Common Unit DCF Sensitivity – Strip Case 2009E TEV/EBITDA Sensitivity – Strip Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $11.27 $10.46 $9.88 $9.45 $9.11 Rate 20.0% 9.0x 8.8x 8.7x 8.6x 8.5x 22.5% $10.44 $ 9.71 $9.19 $8.80 $8.49 22.5% 8.8x 8.7x 8.5x 8.4x 8.4x Discount 25.0% $ 9.70 $ 9.04 $8.57 $8.22 $7.94 Discount 25.0% 8.7x 8.5x 8.4x 8.3x 8.2x 27.5% $ 9.03 $ 8.44 $8.01 $7.69 $7.44 27.5% 8.5x 8.4x 8.3x 8.2x 8.1x 30.0% $ 8.43 $ 7.89 $7.50 $7.21 $6.98 30.0% 8.4x 8.2x 8.1x 8.1x 8.0x HLND Common Unit DCF – Upside Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $2.83 $3.25 $3.42 $ 3.57 $ 1.71 Assumed Yield 12.5% Implied Future Unit Price $13.66 Discounted Cash Flow [1] $12.59 $2.26 $2.08 $1.75 $ 1.46 $ 5.04 [1] Based on a 25.0% discount rate Common Unit DCF Sensitivity – Upside Case 2009E TEV/EBITDA Sensitivity – Upside Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% 20.0% $14.49 $13.57 $12.92 $12.43 $12.05 Rate 20.0% 6.4x 6.3x 6.2x 6.1x 6.1x Rate 22.5% $13.49 $12.67 $12.08 $11.63 $11.29 22.5% 6.3x 6.2x 6.1x 6.0x 6.0x Discount 25.0% $12.59 $11.84 $11.31 $10.91 $10.60 Discount 25.0% 6.1x 6.0x 6.0x 5.9x 5.8x 27.5% $11.78 $11.10 $10.62 $10.26 $ 9.98 27.5% 6.0x 5.9x 5.8x 5.8x 5.7x 30.0% $11.04 $10.43 $ 9.99 $9.66 $ 9.41 30.0% 5.9x 5.8x 5.8x 5.7x 5.7x Project Double Barrel 27

DRAFT
Convertible Security Issuance – HPGP Unit DCF Analysis HPGP Common Unit DCF – Strip Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $0.17 $0.40 $0.82 $ 0.85 $0.14 Assumed Yield 12.5% Implied Future Unit Price $1.13 Discounted Cash Flow [1] $1.57 $0.13 $0.26 $0.42 $ 0.35 $0.42 [1] Based on a 25.0% discount rate Common Unit DCF Sensitivity – Strip Case 2009E TEV/GP CF Sensitivity – Strip Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $1.81 $1.74 $1.68 $1.64 $1.61 Rate 20.0% 8.4x 8.0x 7.8x 7.6x 7.4x 22.5% $1.69 $1.62 $1.57 $1.53 $1.51 22.5% 7.8x 7.5x 7.3x 7.1x 7.0x Discount 25.0% $1.57 $1.51 $1.47 $1.44 $1.41 Discount 25.0% 7.3x 7.0x 6.8x 6.7x 6.5x 27.5% $1.47 $1.42 $1.38 $1.35 $1.32 27.5% 6.8x 6.6x 6.4x 6.2x 6.1x 30.0% $1.38 $1.33 $1.29 $1.26 $1.24 30.0% 6.4x 6.2x 6.0x 5.9x 5.8x HPGP Common Unit DCF – Upside Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution $0.82 $1.09 $1.21 $ 1.31 $0.41 Per Common Unit Assumed Yield 12.5% Implied $3.30 Future Unit Price Discounted $3.73 $0.66 $0.70 $0.62 $ 0.54 $1.22 Cash Flow [1] [1] Based on a 25.0% discount rate Common Unit DCF Sensitivity – Upside Case 2009E TEV/GP CF Sensitivity – Upside Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $4.27 $4.05 $3.89 $3.77 $3.68 Rate 20.0% 4.9x 4.7x 4.5x 4.4x 4.2x 22.5% $3.99 $3.79 $3.65 $3.54 $3.46 22.5% 4.6x 4.4x 4.2x 4.1x 4.0x Discount 25.0% $3.73 $3.55 $3.42 $3.33 $3.25 Discount 25.0% 4.3x 4.1x 4.0x 3.8x 3.8x 27.5% $3.50 $3.34 $3.22 $3.13 $3.07 27.5% 4.0x 3.9x 3.7x 3.6x 3.5x 30.0% $3.29 $3.14 $3.04 $2.96 $2.90 30.0% 3.8x 3.6x 3.5x 3.4x 3.3x Project Double Barrel 28

DRAFT
New Common Equity Issuance – Strip Case Commentary HLND repays debt by issuing $125 million in equity at December 31, 2008. 18.8 million common units issued for $122.5 million GP contributes to maintain 2% interest 25.0 million common units pro forma for equity issuance 6.3 million common units currently outstanding 18.8 million new units issued New investors receive 66.9% of the LP units outstanding post issuance HLND is in compliance with debt covenants. Projections – Common Equity Issuance at Discounted Unit Price 2009 Quarterly Projections Annual Projections ($ in millions, except per unit amounts) 1Q 2009 2Q 2009 3Q 2009 4Q 2009 2009 2010 2011 2012 2013 Commodity Prices (as of 12/12/08)[1] NYMEX Natural Gas $ 5.54 $ 5.73 $ 6.04 $ 6.69 $ 6.00 $ 7.18 $ 7.49 $ 7.49 $ 7.50 NYMEX Crude Oil $ 51.84 $ 55.22 $ 57.19 $ 59.03 $ 55.82 $ 63.53 $ 68.64 $ 71.55 $ 73.66 Conway Basket Average $ 0.605 $ 0.610 $ 0.637 $ 0.669 $ 0.630 $ 0.707 $ 0.987 $ 1.029 $ 1.059 Mt. Belvieu Basket Average $ 0.651 $ 0.672 $ 0.698 $ 0.726 $ 0.687 $ 0.772 $ 1.050 $ 1.094 $ 1.127 CIG Differential ($ 1.791) ($ 1.851) ($ 1.953) ($ 2.162) ($ 1.940) ($ 2.322) ($ 2.422) ($ 2.421) ($ 2.423) PEPL Differential ($ 0.930) ($ 0.962) ($ 1.015) ($ 1.123) ($ 1.007) ($ 1.206) ($ 1.258) ($ 1.257) ($ 1.259) Centerpoint Differential ($ 0.865) ($ 0.894) ($ 0.944) ($ 1.044) ($ 0.937) ($ 1.122) ($ 1.170) ($ 1.169) ($ 1.171) OGT Differential ($ 0.847) ($ 0.876) ($ 0.924) ($ 1.023) ($ 0.918) ($ 1.099) ($ 1.146) ($ 1.145) ($ 1.147) Financial Results[2] Base EBITDA $ 8.8 $ 9.7 $ 10.6 $ 11.2 $ 40.2 $ 47.8 $ 61.5 $ 64.1 $ 65.7 Growth EBITDA 0.0 0.0 0.0 0.0 0.0 1.1 3.6 3.6 3.6 EBITDA $ 8.8 $ 9.7 $ 10.6 $ 11.2 $ 40.2 $ 48.8 $ 65.1 $ 67.7 $ 69.3 Maintenance Capital Expenditures (1.6) (2.2) (2.0) (1.7) (7.6) (8.5) (8.5) (8.5) (8.5) Interest Expense (1.9) (1.9) (1.9) (2.0) (7.7) (8.3) (8.0) (8.6) (9.3) Capital Lease Payments (0.1) (0.1) (0.1) (0.1) (0.4) (0.4) (0.4) (0.4) (0.4) Distributable Cash Flow 5.2 $ 5.5 $ 6.5 $ 7.4 $ 24.6 $ 31.6 $ 48.2 $ 50.2 $ 51.1 Convertible Security Dividend $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 Remaining Common Distributable Cash Flow 5.2 $ 5.5 $ 6.5 $ 7.4 $ 24.6 $ 31.6 $ 48.2 $ 50.2 $ 51.1 Distribution Coverage 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x Cash to be Distributed/Pay Debt $ 4.3 $ 4.6 $ 5.4 $ 6.2 $ 20.5 $ 26.4 $ 40.1 $ 41.9 $ 42.5 Average Common Units Outstanding 25.1 25.1 25.1 25.1 25.1 25.1 25.1 25.1 25.1 Average Subordinated Units Outstanding 3.1 3.1 3.1 3.1 3.1 3.1 3.1 3.1 3.1 Distribution Per Common Unit $ 0.17 $ 0.18 $ 0.21 $ 0.24 $ 0.80 $ 1.03 $ 1.57 $ 1.63 $ 1.66 Distribution Per Subordinated Unit $ 0.00 $ 0.00 $ 0.00 $ 0.00 $ 0.00 $ 0.00 $ 0.00 $ 0.00 $ 0.00 Total Distributions Paid Total Distributions to Common 4.2 $ 4.5 $ 5.3 $ 6.1 $ 20.1 $ 25.8 $ 39.3 $ 41.0 $ 41.7 Total Distributions to Subordinated 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Total Distributions to GP/IDRs 0.1 0.1 0.1 0.1 0.4 0.5 0.8 0.8 0.9 Total Distributions Paid $ 4.3 $ 4.6 $ 5.4 $ 6.2 $ 20.5 $ 26.4 $ 40.1 $ 41.9 $ 42.5 Expansion Capital Expenditures $ 6.9 $ 3.9 $ 3.9 $ 3.9 $ 18.5 $ 21.5 $ 21.5 $ 21.5 $ 21.5 Equity Issuance 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 Credit Metrics Debt Balance $ 149.4 $ 152.3 $ 155.1 $ 157.8 $ 157.8 $ 174.0 $ 187.5 $ 200.6 $ 213.6 Convertible Security Balance 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Total Debt/LTM EBITDA 2.50x 3.08x 3.74x 3.92x 3.92x 3.56x 2.88x 2.96x 3.08x Covenant 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x Leverage Cushion / (Excess Leverage) $ 89.7 $ 45.7 $ 10.8 $ 3.0 $ 3.0 $ 21.4 $ 73.0 $ 70.1 $ 63.4 LTM EBITDA/LTM Interest Expense 5.59x 5.21x 5.09x 5.24x 5.24x 5.87x 8.09x 7.91x 7.45x Covenant 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x Coverage Cushion / (Coverage Shortage) 4.8 $ 4.2 $ 4.0 $ 4.4 $ 17.2 $ 23.9 $ 41.0 $ 42.0 $ 41.4 [1]Based on commodity prices from Wachovia’s commodities group as of December 12, 2008 [2]Based on HLND’s management guidance Project Double Barrel 29

DRAFT
New Common Equity Issuance Investor Returns Based on the strip case, new common equity investors receive a 32.4% IRR on their investment at an assumed 12.5% 2013 exit yield. $125 million required to achieve debt covenant compliance GP contributes $2.5 million to maintain 2% ownership 18.8 million common units issued at current price of $6.50 per unit. 66.9% LP ownership of HLND Based on the upside case, new common equity investors receive a 41.8% IRR on their investment at an assumed 12.5% 2013 exit yield. Common Equity Investor Returns – Strip Case Common Equity Investor Returns – Upside Case ($ in millions) ($ in millions) $350.0 $350.0 IRR: 41.8% $300.0 IRR: 32.4% $300.0 $34.9 Stream $31.3 Stream IRR: 36.2% $250.0 $250.0 IRR: 26.7% IRR: 32.5% $34.9 $200.0 $31.3 $200.0 Cash Flow IRR: 22.9% Cash Flow $28.4 $30.7 $33.3 $35.6 $34.9 Investment Investment $150.0 $19.4 $29.5 $30.8 $31.3 $150.0 $15.1 $279.0 $250.2 $100.0 $100.0 $199.3 Equity $178.7 Equity $155.0 $139.0 $122.5 $ 122.5 $ 50.0 $ 50.0 $ — $ - Transaction 2009 2010 2011 2012 2013 2013 2013 Transaction 2009 2010 2011 2012 2013 2013 2013 22.5% Exit 17.5% Exit 12.5% Exit 22.5% Exit 17.5% Exit 12.5% Exit Yield Yield Yield Yield Yield Yield New Equity Purchase Price Exit Valuation Price Distributions New Equity Purchase Price Exit Valuation Price Distributions Project Double Barrel 30

DRAFT
New Common Equity Issuance – HLND Unit DCF Analysis HLND Common Unit DCF – Strip Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $0.80 $1.03 $1.57 $1.63 $ 1.66 Assumed Yield 12.5% Implied Future Unit Price $13.27 Discounted Cash Flow [1] $7.66 $0.64 $0.66 $0.80 $0.67 $ 4.89 [1] Based on a 25.0% discount rate Common Unit DCF Sensitivity – Strip Case 2009E TEV/EBITDA Sensitivity – Strip Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $9.07 $8.19 $7.55 $7.07 $6.70 Rate 20.0% 8.5x 8.3x 8.2x 8.0x 8.0x 22.5% $8.33 $7.53 $6.95 $6.52 $6.19 22.5% 8.3x 8.1x 8.0x 7.9x 7.8x Discount 25.0% $7.66 $6.94 $6.42 $6.03 $5.73 Discount 25.0% 8.2x 8.0x 7.9x 7.8x 7.7x 27.5% $7.06 $6.41 $5.94 $5.59 $5.31 27.5% 8.0x 7.9x 7.8x 7.7x 7.6x 30.0% $6.53 $5.93 $5.51 $5.19 $4.94 30.0% 7.9x 7.8x 7.7x 7.6x 7.5x HLND Common Unit DCF – Upside Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $1.51 $1.63 $1.77 $ 1.89 $ 1.85 Assumed Yield 12.5% Implied Future Unit Price $14.80 Discounted Cash Flow [1] $9.39 $1.21 $1.04 $0.91 $ 0.77 $ 5.46 [1] Based on a 25.0% discount rate Common Unit DCF Sensitivity – Upside Case 2009E TEV/EBITDA Sensitivity – Upside Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $11.02 $10.03 $9.32 $8.79 $8.37 Rate 20.0% 5.9x 5.8x 5.6x 5.6x 5.5x 22.5% $10.16 $ 9.26 $8.62 $8.14 $7.77 22.5% 5.8x 5.6x 5.5x 5.5x 5.4x Discount 25.0% $ 9.39 $ 8.58 $8.00 $7.57 $7.23 Discount 25.0% 5.7x 5.5x 5.4x 5.4x 5.3x 27.5% $ 8.70 $ 7.97 $7.44 $7.05 $6.74 27.5% 5.6x 5.4x 5.4x 5.3x 5.3x 30.0% $ 8.08 $ 7.41 $6.94 $6.58 $6.31 30.0% 5.5x 5.4x 5.3x 5.2x 5.2x Project Double Barrel 31

DRAFT
New Common Equity Issuance – HPGP Unit DCF Analysis HPGP Common Unit DCF – Strip Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $0.05 $0.08 $0.15 $ 0.16 $0.16 Assumed Yield 12.5% Implied Future Unit Price $1.28 Discounted Cash Flow [1] $0.70 $0.04 $0.05 $0.08 $ 0.06 $0.47 [1] Based on a 25.0% discount rate Common Unit DCF Sensitivity – Strip Case 2009E TEV/GP CF Sensitivity – Strip Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% 20.0% $0.83 $0.75 $0.69 $0.64 $0.61 Rate 20.0% 8.3x 7.5x 6.9x 6.4x 6.1x Rate 22.5% $0.76 $0.69 $0.63 $0.59 $0.56 22.5% 7.6x 6.9x 6.3x 5.9x 5.6x Discount 25.0% $0.70 $0.63 $0.58 $0.54 $0.51 Discount 25.0% 7.0x 6.3x 5.9x 5.5x 5.2x 27.5% $0.64 $0.58 $0.54 $0.50 $0.48 27.5% 6.5x 5.9x 5.4x 5.1x 4.8x 30.0% $0.59 $0.54 $0.50 $0.46 $0.44 30.0% 6.0x 5.4x 5.0x 4.7x 4.5x HPGP Common Unit DCF – Upside Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $0.14 $0.39 $0.43 $ 0.46 $0.45 Assumed Yield 12.5% Implied Future Unit Price $3.62 Discounted Cash Flow [1] $2.11 $0.11 $0.25 $0.22 $ 0.19 $1.33 [1] Based on a 25.0% discount rate Common Unit DCF Sensitivity – Upside Case 2009E TEV/GP CF Sensitivity – Upside Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $2.50 $2.26 $2.08 $1.95 $1.85 Rate 20.0% 12.8x 11.6x 10.7x 10.0x 9.5x 22.5% $2.29 $2.07 $1.92 $1.80 $1.71 22.5% 11.7x 10.6x 9.8x 9.3x 8.8x Discount 25.0% $2.11 $1.91 $1.77 $1.66 $1.58 Discount 25.0% 10.8x 9.8x 9.1x 8.6x 8.1x 27.5% $1.94 $1.76 $1.64 $1.54 $1.47 27.5% 10.0x 9.1x 8.4x 7.9x 7.6x 30.0% $1.79 $1.63 $1.52 $1.43 $1.36 30.0% 9.2x 8.4x 7.8x 7.4x 7.0x Project Double Barrel 32

DRAFT

Merger Cost of Capital and Liquidity Analysis

Wachovia has analyzed the cost of capital and liquidity position of the gathering and processing universe of partnerships

Partnership	Current Yield	Cost of Equity[1]	Cost of Debt[2]	Total Cost of Capital[3]	Current Available Liquidity (in MMs)[4]
Western Gas Partners, LP	9.5%	9.7%	8.3%	9.0%	$116
Enterprise Product Partners L.P.	10.1%	11.8%	8.3%	10.0%	1,962
Oneok Partners, L.P.	9.2%	11.4%	9.7%	10.5%	410
Energy Transfer Partners, L.P.	10.3%	16.2%	9.4%	12.8%	1,104
Williams Partners L.P.	17.8%	21.9%	11.9%	16.9%	306
Copano Energy, L.L.C.	20.9%	20.9%	14.9%	17.9%	509
Quicksilver Gas Services LP	19.4%	19.9%	17.8%	18.8%	53
Regency Energy Partners LP	20.9%	21.7%	18.5%	20.1%	240
MarkWest Energy Partners, L.P.	23.7%	23.7%	17.1%	20.4%	445
Eagle Rock Energy Partners, L.P.	27.3%	27.7%	17.8%	22.7%	394
DCP Midstream Partners, LP	23.8%	28.3%	17.8%	23.0%	253
Targa Resources Partners LP	29.1%	32.1%	17.8%	24.9%	440
Crosstex Energy, L.P.	42.1%	55.7%	17.8%	36.8%	319
Atlas Pipeline Partners, L.P.	58.1%	74.5%	16.2%	45.3%	239
Hiland Partners, LP	**54.2%**	**70.4%**	**17.8%**	**44.1%**	**$40**

[1] Incorporates percentage of total distributions paid to the general partner

[2] Based on the partnerships' outstanding bond yields, or 17.8% for partnerships without bonds outstanding (Wachovia Midstream MLP index average yield)

[3] Based on assumed long-term target capital structure of 50% debt / 50% equity

[4] Based on current credit facility availability plus cash, less $10 million minimum balance

Wachovia Securities

Project Double Barrel ■ 33
Merger Ability To Pay Analysis Assumptions Based on consensus 2009E EBITDA for potential acquirors and Hiland 2009E EBITDA based on strip prices as of 12/12/08 from Wachovia Commodities. 50% debt / 50% equity financing. No premium paid for HPGP. 2009 EBITDA multiple based on $40.2 million. $5.0 million in expected synergies. MLP Ability to Pay[1] $10.00 . $8.72 $ 9.00 $ 8.00 $6.94 $ 7.00 HLND Price (@12/12/08): $6.50 Price $ 6.00 $ 5.36 per HLND Unit $ 5.00 Purchas e $ 4.00 $ 3.00 Breakev en $ 2.00 $ 1.00 N/M N/M N/M $ 0.00 OKS WES EPD ETP CPNO WPZ Premium to HLND Price: $2.22 $0.44 ($ 1.14) N/M N/M N/M % Premium to HLND Price: 34.1% 6.7% (17.5%) N/M N/M N/M Implied Total Purchase Price (In Millions):[2] $ 401 $384 $ 369 $289 $201 $ 201 2009E EBITDA Multiple:[2] 10.0x 9.6x 9.2x 7.2x 5.0x 5.0x [1]Assumes no accretion / dilution for acquiror [2]Includes purchase of HPGP at current price Project Double Barrel 34

DRAFT

RECENT MIDSTREAM TRANSACTIONS

Recent Midstream Transactions

Acquirer	Seller	Date	Price	Target Description	Valuation
DUNCAN ENERGY PARTNERS L.P.	ENTERPRISE	12/8/2008	$730.0 MM	• DEP announced the acquisition of partnership interests in three midstream energy companies located in Texas from affiliates of EPD • EPD now owns approximately 74% of the outstanding limited partner units of DEP • DEP paid EPD $280.5 million in cash and issued to EPD approximately 37.3 million of DEP Class B units valued at $449.5 million • Multiple could be affected by the drop-down nature of transaction where the parent holds a significant economic interest in the underlying assets	15.0x 10.0x 5.0x 0.0x 6.6x Estimated
Western Gas Partners, LP	Anadarko	11/11/2008	$210.0 MM	• Western Gas plans to acquire gathering and processing assets in the Powder River Basin from its GP sponsor Anadarko • To enhance the stability of WES' cash flow, management plans to sign a swap agreement with APC to mitigate commodity price risk • WES will issue a $175 million 5-year note to APC with an interest rate fixed at 4% for the first two years and then floating at LIBOR plus 150 bps. $35 million will be funded with 2.56 million common units issued to APC at $13.69/unit • Multiple could be affected by the drop-down nature of transaction where the parent holds a significant economic interest in the underlying assets	15.0x 10.0x 5.0x 0.0x 8.0x Estimated
El Paso Pipeline Partners	el paso	9/17/2008	$976.0 MM	• El Paso Pipeline Partners, L.P. ("EPB") agreed to acquire an additional 30% interest in Colorado Interstate Gas Company ("CIG") and an additional 15% interest in Southern Natural Gas Company ("SNG") from El Paso Corporation ("EP") • Funded through: $175 million of private placement debt, $65 million cash, $10 million note to EP, 27,761,611 common units issued to EP and $240 million of assumed debt • Multiple could be affected by the drop-down nature of transaction where the parent holds a significant economic interest in the underlying assets	15.0x 10.0x 5.0x 0.0x 8.5x 9.8x 8.1x LTM 6/30/08 2008E 2009E
EAGLE ROCK	MMP	9/16/2008	$236.0 MM	• EROC agreed to acquire 100% of the outstanding units of Millennium Midstream Partners ("MMP") • MMP is a natural gas gathering and processing company located in East Texas, Central Texas and West Texas • $181 million paid in cash and $55 million paid through the issuance EROC common units • 116.8 MMBtu/d gathered and 215 MMcf/d processed	15.0x 10.0x 5.0x 0.0x 8.7x 8.1x LTM 6/30/08 2009E
KINDER MORGAN	KNIGHT INC.	8/28/2008	$116.0 MM	• Kinder Morgan Energy Partners, L.P. ("KMP") acquired two pipeline systems from Knight Inc. • Knight's one-third interest in the Express-Platte crude oil pipeline systems that run from Alberta to Illinois • A 24-mile jet fuel pipeline that serves the Vancouver, British Columbia, airport • Knight's significant promoted interest in the assets and private company status could account for a lower transaction multiple	15.0x 10.0x 5.0x 0.0x 6.5x Estimated
Sunoco Logistics	MagTex	4/30/2008	$184.0 MM	• Sunoco Logistics Partners L.P. acquired a refined products pipeline system located in Texas from affiliates of Exxon Mobil Corporation • 472-mile refined product pipeline system in Texas and 6 refined product terminals • Initially financed with debt and support of $5.5 million from the GP of Sunoco over 4 years to provide accretion to the common unitholders	15.0x 10.0x 5.0x 0.0x 9.2x Estimated

WACHOVIA SECURITIES

Project Double Barrel ■ 35

Go Private Assumptions

General Assumptions

- 4.0 million of HLND and 8.4 million units of HPGP are purchased for total consideration of $54.1 million.
  - $7.80 per HLND unit
  - $2.77 per HPGP unit
  - 9.5x 2009E EBITDA based on strip case
- Transaction close on 12/31/08.
- $1.0 million in savings from elimination of public company costs.
- Free cash flow used to repay revolver.
  - Dividends allowed with leverage below 4.0x debt/EBITDA
- Acquisition financed with revolver and cash from equity investor(s).
  - Target leverage at close of 4.0x 2009E EBITDA
  - Existing revolver remains in place
- Requires $92.7 million in additional equity to comply with debt covenants.
- Interest expense based on current pricing grid.

Purchase Price Analysis

($ in millions, except per unit amounts)	HLND			HPGP		
Current Units	Units	% of Total	$ Value (MM)	Units	% of Total	% Mkt Value
Harold Hamm	0	0.0%	$0.0	13,244,675	61.3%	$36.7
HPGP Ownership	5,381,471	57.6%	35.0	0	0.0%	0.0
Purchased Units						
Other Insiders	58,748	0.6%	$0.4	203,808	0.9%	$0.6
Total Insiders	5,440,219	58.2%	$35.4	13,448,483	62.2%	$37.3
Institutional Ownership	2,529,290	27.1%	16.4	6,016,139	27.8%	16.7
Public Ownership	1,372,826	14.7%	8.9	2,142,878	9.9%	5.9
Total Purchased	3,960,864	42.4%	$25.7	8,362,825	38.7%	$23.2
Total Outstanding	9,342,335	100.0%	$60.7	21,607,500	100.0%	$59.9
Current Unit Price			$6.50			$2.77
Current Market Value of Purchased Units			$25.7			$23.2
Implied Market Capitalization			$60.7			$59.9
Current Unit Price			$6.50			$2.77
% Premium			20.0%			0.0%
Purchase Price per Unit			$7.80			$2.77
Minority Stake Purchase Price			$30.9			$23.2
Implied Equity Value			$72.9			$59.9
Net Debt Outstanding			256.8			0.7
Enterprise Value			$329.6			$60.6
2009E EBITDA (Base)			$41.2			
2009E EBITDA (Upside)			$62.0			
Implied Multiple of 2009E EBITDA (Strip)			8.0x			
Implied Multiple of 2009E EBITDA (Upside)			5.3x			
Total Purchase Price						$54.1
Total Implied Equity Value						$132.7
Total Net Debt						257.5
Total Enterprise Value						$390.2
Implied Multiple of 2009E EBITDA (Strip)						9.5x
Implied Multiple of 2009E EBITDA (Upside)						6.3x

[1] Assumes savings of $450K for K-1/Tax Prep Fees, $300K of lower Board Fees and $250K of savings for Other Public Company costs (D&O, non-deal roadshow travel, conferences, etc.).

Wachovia Securities

Project Double Barrel ■ 36
Returns Analysis Internal Rate of Return – Strip Case Cash On Cash Returns – Strip Case 45.0% 41.0% 2.5x 40.0% 2.1x 34.5% 1.9x 35.0% 2.0x 29.9% 30.2% 1.7x 30.0% 26.7% 1.5x 24.4% 1.5x 1.3x 25.0% 1.1x 20.0% 16.2% 17.0% 17.0% Internal Rate of Cash on Cash 1.0x 0.9x Return 15.0% 0.7x 0.5x 10.0% 0.5x 5.0% 0.0% 0.0x 2011 2012 2013 2011 2012 2013 7.0x EBITDA Exit Multiple 9.0x EBITDA Exit Multiple 11.0x EBITDA Exit Multiple 7.0x EBITDA Exit Multiple 9.0x EBITDA Exit Multiple 11.0x EBITDA Exit Multiple Internal Rate of Return – Upside Case Cash On Cash Returns – Upside Case 3.5x 70.0% 65.4% 3.0x 65.0% 2.9x 3.0x 60.0% 2.5x 54.9% 53.5% 2.5x 2.2x 55.0% 2.1x 50.0% 47.0% 46.8% 1.8x 2.0x 45.0% 1.5x 1.4x 38.8% 41.1% Cash on Cash 1.5x Internal Rate of 40.0% 37.2% 1.1x Return 34.1% 35.0% 1.0x 30.0% 0.5x 25.0% 20.0% 0.0x 2011 2012 2013 2011 2012 2013 7.0x EBITDA Exit Multiple 9.0x EBITDA Exit Multiple 11.0x EBITDA Exit Multiple 7.0x EBITDA Exit Multiple 9.0x EBITDA Exit Multiple 11.0x EBITDA Exit Multiple Note: IRR and Cash on Cash Returns assumes 20% and 0% premium to HLND and HPGP unit price, respectively Cash on Cash Returns calculated as all equity receipts over equity investments Project Double Barrel 37

DRAFT

Returns Sensitivity Analysis

5-Year Equity IRR – Strip Case

	Unit Price		% Premium		Purchase	Market		TEV / 2009E	2013 Exit Multiple					
	HLND	HPGP	HLND	HPGP	Price	Cap	TEV	EBITDA	7.0x	8.0x	9.0x	10.0x	11.0x	12.0x
Premium to Unit Price	$7.80	$2.77	20.0%	0.0%	$54.1	$132.7	$390.2	9.5x	17.0%	21.0%	24.4%	27.4%	30.2%	32.7%
	$8.45	$3.05	30.0%	10.0%	$59.0	$144.8	$402.2	9.8x	15.5%	19.4%	22.8%	25.8%	28.6%	31.0%
	$9.10	$3.32	40.0%	20.0%	$63.8	$156.8	$414.3	10.1x	14.0%	17.9%	21.3%	24.3%	27.0%	29.5%
	$9.75	$3.60	50.0%	30.0%	$68.7	$168.9	$426.4	10.3x	12.7%	16.6%	19.9%	22.9%	25.6%	28.1%
	$10.40	$3.88	60.0%	40.0%	$73.6	$181.0	$438.4	10.6x	11.4%	15.3%	18.6%	21.6%	24.3%	26.7%
	$11.05	$4.16	70.0%	50.0%	$78.5	$193.0	$450.5	10.9x	10.2%	14.1%	17.4%	20.4%	23.0%	25.4%

5-Year Equity IRR – Upside Case

	Unit Price		% Premium		Purchase	Market		TEV / 2009E	2013 Exit Multiple					
	HLND	HPGP	HLND	HPGP	Price	Cap	TEV	EBITDA	7.0x	8.0x	9.0x	10.0x	11.0x	12.0x
Premium to Unit Price	$7.80	$2.77	20.0%	0.0%	$54.1	$132.7	$390.2	6.3x	34.1%	37.8%	41.1%	44.1%	46.8%	49.2%
	$8.45	$3.05	30.0%	10.0%	$59.0	$144.8	$402.2	6.5x	31.6%	35.4%	38.7%	41.6%	44.3%	46.8%
	$9.10	$3.32	40.0%	20.0%	$63.8	$156.8	$414.3	6.7x	29.3%	33.1%	36.4%	39.4%	42.0%	44.5%
	$9.75	$3.60	50.0%	30.0%	$68.7	$168.9	$426.4	6.9x	27.2%	31.0%	34.3%	37.3%	39.9%	42.4%
	$10.40	$3.88	60.0%	40.0%	$73.6	$181.0	$438.4	7.1x	25.3%	29.1%	32.4%	35.3%	38.0%	40.4%
	$11.05	$4.16	70.0%	50.0%	$78.5	$193.0	$450.5	7.3x	23.5%	27.3%	30.6%	33.5%	36.2%	38.6%

Wachovia Securities

Project Double Barrel ■ 38

SOURCES AND USES, CAPITALIZATION AND CREDIT METRICS – STRIP CASE

Sources and Uses

($ in Millions)

Sources		Uses	
New Equity (Cash to Delever)	$92.7	Partial Repayment of Debt	$92.7
New Equity (Cash to HLND & HPGP)	54.1	Purchase of Public Equity	54.1
Revolver	2.0	Fees and Expenses	2.0
Total Sources	$148.7	Total Uses	$148.7

Pro Forma Capitalization

($ in Millions)	Pro Forma Capitalization $	Pro Forma Capitalization %	Cumulative PF 12/31/2009 Leverage [1]	Cumulative PF 12/31/2010 Leverage [2]
Revolver	$164.8	41.7%		
Total Senior Secured Debt	164.8	41.7%	4.0x	3.3x
Capital Leases	4.6	1.2%		
Total Debt	169.4	42.9%	4.1x	3.4x
Equity	225.4	57.1%		
Total Capitalization	$394.8	100.0%	9.6x	7.9x
[1] Based on Pro Forma 12/31/09 Adjusted EBITDA of:			$41.2	
[2] Based on Pro Forma 12/31/10 Adjusted EBITDA of:				$49.8

Credit Metrics[1]

($ in Millions)	2008	2009	2010	2011	2012	2013
		Projected				
Revenue	$387.7	$309.9	$378.2	$425.5	$431.1	$435.5
% Growth	n/a	(20.1%)	22.0%	12.5%	1.3%	1.0%
EBITDA	$66.4	$41.2	$49.8	$66.1	$68.7	$70.3
% Margin	17.1%	13.3%	13.2%	15.5%	15.9%	16.1%
Less: Working Capital Usage		($3.5)	$0.9	$1.4	$0.3	$0.2
Less: Total Cash Interest Expense		4.9	7.8	11.1	13.7	14.5
Less: Maintenance Capital Expenditures		7.6	8.5	8.5	8.5	8.5
Less: Expansion Capital Expenditures		18.5	21.5	21.5	21.5	21.5
Free Cash Flow Before Debt Repayment		$13.6	$11.2	$23.6	$24.7	$25.6
Less: Scheduled Debt Repayment		0.0	0.0	0.0	0.0	0.0
Excess Cash Flow Available for Debt Sweep, Incremental CapEx or Dividends		$13.6	$11.2	$23.6	$24.7	$25.6
Revolver (Repayments)/Borrowings		($4.6)	$34.6	$65.1	$10.2	$6.3
Equity (Infusion)/Dividend		$9.1	$45.8	$88.6	$34.9	$31.9
Cash Balance (End of Year)	$4.0	$4.0	$4.0	$4.0	$4.0	$4.0
Senior Secured Debt Balance (End of Year)	$164.8	$160.2	$194.8	$259.9	$270.1	$276.5
Total Debt Balance (End of Year)	$169.4	$164.8	$199.4	$264.5	$274.7	$281.0
Leverage Statistics						
Senior Secured Debt / EBITDA	2.5x	3.9x	3.9x	3.9x	3.9x	3.9x
Total Debt / EBITDA	2.6x	4.0x	4.0x	4.0x	4.0x	4.0x
EBITDA / Interest Expense	9.6x	8.3x	6.4x	6.0x	5.0x	4.9x

[1] Assumes 12/31/08 close

WACHOVIA SECURITIES

Project Double Barrel ■ 39

Sources and Uses, Capitalization and Credit Metrics – Upside Case

Sources and Uses

($ in Millions)

Sources		Uses	
New Equity (Cash to Delever)	$92.7	Partial Repayment of Debt	$92.7
New Equity (Cash to HLND & HPGP)	54.1	Purchase of Public Equity	54.1
Revolver	2.0	Fees and Expenses	2.0
Total Sources	$148.7	Total Uses	$148.7

Pro Forma Capitalization

($ in Millions)	Pro Forma Capitalization		Cumulative PF 12/31/2009 Leverage [1]	Cumulative PF 12/31/2010 Leverage [2]
	$	%		
Revolver	$164.8	41.7%		
Total Senior Secured Debt	164.8	41.7%	2.7x	2.3x
Capital Leases	4.6	1.2%		
Total Debt	169.4	42.9%	2.7x	2.3x
Equity	225.4	57.1%		
Total Capitalization	$394.8	100.0%	6.4x	5.4x
[1] Based on Pro Forma 12/31/09 Adjusted EBITDA of:			$62.0	
[2] Based on Pro Forma 12/31/10 Adjusted EBITDA of:				$73.2

Credit Metrics[1]

($ in Millions)		Projected				
	2008	2009	2010	2011	2012	2013
Revenue	$387.7	$421.2	$477.6	$517.0	$543.7	$543.0
% Growth	n/a	8.6%	13.4%	8.3%	5.2%	(0.1%)
EBITDA	$66.4	$62.0	$73.2	$78.1	$82.7	$81.7
% Margin	17.1%	14.7%	15.3%	15.1%	15.2%	15.0%
Less: Working Capital Usage		($1.7)	$1.1	$0.5	$0.5	$0.0
Less: Total Cash Interest Expense		6.4	11.2	14.2	16.2	17.0
Less: Maintenance Capital Expenditures		7.6	8.5	8.5	8.5	8.5
Less: Expansion Capital Expenditures		18.5	21.5	21.5	21.5	21.5
Free Cash Flow Before Debt Repayment		$31.2	$30.9	$33.3	$36.1	$34.7
Less: Scheduled Debt Repayment		0.0	0.0	0.0	0.0	0.0
Excess Cash Flow Available for Debt Sweep, Incremental CapEx or Dividends		$31.2	$30.9	$33.3	$36.1	$34.7
Revolver (Repayments)/Borrowings		$78.5	$44.9	$19.6	$18.6	($4.1)
Equity (Infusion)/Dividend		$109.7	$75.8	$52.9	$54.6	$30.6
Cash Balance (End of Year)	$4.0	$4.0	$4.0	$4.0	$4.0	$4.0
Senior Secured Debt Balance (End of Year)	$164.8	$243.3	$288.2	$307.7	$326.3	$322.2
Total Debt Balance (End of Year)	$169.4	$247.8	$292.7	$312.3	$330.9	$326.8
Leverage Statistics						
Senior Secured Debt / EBITDA	2.5x	3.9x	3.9x	3.9x	3.9x	3.9x
Total Debt / EBITDA	2.6x	4.0x	4.0x	4.0x	4.0x	4.0x
EBITDA / Interest Expense	9.6x	9.7x	6.6x	5.5x	5.1x	4.8x

[1] Assumes 12/31/08 close

WACHOVIA SECURITIES

Project Double Barrel ■ 40